SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):             February 1, 2000


                               INAMED CORPORATION
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             (Exact name of registrant as specified in its charter)

              Delaware                                    59-0929629
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                                    001-09741
                            (Commission File Number)

5540 Ekwill Street - Suite D, Santa Barbara California                93111-2919
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(Address of principal executive offices)                             (Zip Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

          On February 1, 2000, Inamed Corporation (the "Company") entered into $107.5 million senior secured credit facilities (the "Credit Facilities") with Bear, Stearns & Co. Inc. and lenders named in the Credit Agreement (the "Loan Agreement"). The Credit Facilities include (a) term loans in the amount of $82.5 million (the "Term Loans"), (b) a revolving credit facility under which the Company may from time to time borrow up to $25 million (the "Revolving Loans"), and (c) subfacilities for letters of credit and swing line loans (the "Other Loans").

          The Term Loans, advances under the Revolving Facility and the Other Loans will bear interest at the rate of either (i) the one, two, three or six month London Interbank Offered Rate (LIBOR) plus an applicable margin of 3.75% or (ii) prime rate plus an applicable margin of 2.75%. The applicable margin is subject to change based on the Company's consolidated leverage ratio. The term of the Loan Agreement is five years and the Term Loans, Revolving Loans and Other Loans are guaranteed on a senior basis by all of the Company's material U.S. subsidiaries and secured by a lien on substantially all of the assets of the Company and its material U.S. subsidiaries.

          The Company used proceeds of the Term Loans to refinance approximately $78.6 million of its senior secured bridge notes.

          The foregoing description is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.1 and the Guarantee and Collateral Agreement, which is attached hereto as Exhibit 10.2.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits:
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          The following exhibits are filed herewith:

Exhibit        Description

10.1 Credit Agreement, dated February 1, 2000, among Inamed Corporation, as borrower, the lenders named in the loan agreement, Bear, Stearns & Co. Inc. as sole lead arranger and sole book manager, Bear Stearns Corporate Lending Inc., as syndication agent, GMAC Commercial Credit LLC, as documentation agent and First Union National Bank, as administrative agent.

10.2 Guarantee and Collateral Agreement, dated February 1, 2000, among Inamed Corporation and certain of its subsidiaries in favor of First Union National Bank, as administrative agent.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INAMED CORPORATION



                                        By:  /s/ David E. Bamberger
                                             -----------------------------------
                                             Name:   David E. Bamberger
                                             Title:  Sr. Vice President


Date: February 8, 2000

                                  EXHIBIT INDEX


10.1 Credit Agreement, dated February 1, 2000, among Inamed Corporation, as borrower, the lenders named in the loan agreement, Bear, Stearns & Co. Inc. as sole lead arranger and sole book manager, Bear Stearns Corporate Lending Inc., as syndication agent, GMAC Commercial Credit LLC, as documentation agent and First Union National Bank, as administrative agent.

10.2 Guarantee and Collateral Agreement, dated February 1, 2000, among Inamed Corporation and certain of its subsidiaries in favor of First Union National Bank, as administrative agent.